EXHIBIT 99.2

Sales Analysis - 4Q 2014

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	4Q 2014	4Q 2013	% Change		4Q 2014	4Q 2013	% Change
Residential	3,578	3,673	(3)%	Residential	$514,191	$566,727	(9)%
Commercial	4,035	4,076	(1)%	Commercial	421,940	455,874	(7)%
Industrial	2,434	2,557	(5)%	Industrial	179,828	197,806	(9)%
Other	78	241	(68)%	Other	15,733	26,552	(41)%
	10,125	10,547	(4)%		$1,131,692	$1,246,959	(9)%
Choice	1,195	1,260	(5)%	Choice	21,218	23,704	(10)%
TOTAL SALES	11,320	11,807	(4)%	TOTAL BILLINGS	$1,152,910	$1,270,663	(9)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	4Q 2014	4Q 2013	% Change		4Q 2014	4Q 2013	% Change
Residential	32,136	33,756	(5)%	Residential	$284,395	$273,728	(100)%
Commercial	7,466	7,441	—%	Commercial	64,044	58,572	(100)%
Industrial	168	160	5%	Industrial	1,329	1,163	(100)%
	39,770	41,357	(4)%		$349,768	$333,463	(100)%
End User Transportation*	45,170	45,791	(1)%	End User Transportation*	61,385	62,006	(100)%
TOTAL SALES	84,940	87,148	(3)%	TOTAL BILLINGS	$411,153	$395,469	(100)%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	4Q 2014	4Q 2013	% Change		4Q 2014	4Q 2013	% Change
Actuals	—	—	—	Actuals	2,326	2,427	(4)%
Normal	—	—	—	Normal	2,218	2,187	1%
Deviation from normal	—	—		Deviation from normal	5%	11%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	4Q 2014	4Q 2013
DTE Electric	$3	$5
DTE Gas	4	10

Sales Analysis - YTD December 31, 2014

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	YTD 2014	YTD 2013	% Change		YTD 2014	YTD 2013	% Change
Residential	14,940	15,273	(2)%	Residential	$2,167,583	$2,350,798	(8)%
Commercial	16,792	16,661	1%	Commercial	1,760,533	1,883,144	(7)%
Industrial	10,199	10,303	(1)%	Industrial	767,178	798,650	(4)%
Other	516	942	(45)%	Other	75,380	107,571	(30)%
	42,447	43,179	(2)%		$4,770,674	$5,140,163	(7)%
Choice	5,033	5,200	(3)%	Choice	91,562	96,735	(5)%
TOTAL SALES	47,480	48,379	(2)%	TOTAL BILLINGS	$4,862,236	$5,236,898	(7)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	YTD 2014	YTD 2013	% Change		YTD 2014	YTD 2013	% Change
Residential	108,799	102,176	6%	Residential	$938,646	$868,176	8%
Commercial	25,497	22,421	14%	Commercial	212,778	186,338	14%
Industrial	844	575	47%	Industrial	8,885	4,254	109%
	135,140	125,172	8%		$1,160,309	$1,058,768	10%
End User Transportation*	166,731	157,322	6%	End User Transportation*	233,734	223,668	5%
TOTAL SALES	301,871	282,494	7%	TOTAL BILLINGS	$1,394,043	$1,282,436	9%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	YTD 2014	YTD 2013	% Change		YTD 2014	YTD 2013	% Change
Actuals	648	865	(25)%	Actuals	7,242	6,616	9%
Normal	803	803	—%	Normal	6,297	6,207	1%
Deviation from normal	(19)%	8%		Deviation from normal	15%	7%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	YTD 2014	YTD 2013
DTE Electric	$(14)	$4
DTE Gas	36	17

DTE Electric Weather Normal Sales* Analysis - YTD
December 31, 2014

Weather Normal Electric Sales - DTE Electric Service Area (GWh)

	YTD 2014	YTD 2013	% Change
Residential	15,114	15,248	(1)%
Commercial	16,838	16,682	1%
Industrial	10,226	10,305	(1)%
Other	517	942	(45)%
	42,695	43,177	(1)%
Choice	5,043	5,202	(3)%
TOTAL SALES	47,738	48,379	(1)%

Weather Normal Electric Sales - DTE Electric Service Area (Includes Electric Choice) (GWh)

	YTD 2014	YTD 2013	% Change
Residential	15,115	15,248	(1)%
Commercial	19,874	19,801	—%
Industrial	12,232	12,388	(1)%
Other	517	942	(45)%
TOTAL SALES	47,738	48,379	(1)%

* Includes adjustments for temperature normalization and, beginning in 2014, customer outages due to weather